Exhibit 99.1

NEWS RELEASE

YAK COMMUNICATIONS ACQUIRES ONTARIO AND QUEBEC LOCAL RESALE CUSTOMER BASE AND CENTREX LINES FROM NAVIGATA COMMUNICATIONS LTD.

Toronto, Canada, and Miami Florida, April 6, 2005 – Yak Communications Inc. (NASDAQ:YAKCE), a provider of telecommunication services to residential and business customers, announced today that Yak Communications (Canada) Inc., its wholly-owned subsidiary, has purchased the Ontario and Quebec local resale customer base and centrex lines of Navigata Communications Ltd., a member of the Saskatchewan Telecommunications (Sasktel) group of companies.

Yak is acquiring a customer base of approximately 450 small and medium-sized enterprise customers, totaling more than 5,000 centrex lines on which resale services are provided. These services include long distance calling, toll free calling, private lines, Internet access, web hosting, co-location, and calling cards. Yak plans to integrate the acquired customers and lines into its Business division.

“This transaction is a natural strategic fit for Yak as it enhances the customer quality and quantity of our Business division, as well as deepens our small and medium-sized enterprise client offerings,” said Charles Zwebner, Chairman and Chief Executive Officer. “We believe the synergies realized from the transaction will immediately transfer to the top line of the ‘Yak for Business’ division. As a result, we expect that division’s overall annual revenues to increase by approximately 22%.”

Mr. Zwebner concluded, “Yak remains positioned for strong growth in 2005 from both organic means as well as through acquisitions. We continue to look for opportunities, large or small, that are synergistic and accretive to our business.”

About Yak Communications Inc.

Yak Communications Inc. (the “Company”) (NASDAQ: YAKC) is an Integrated Communications Provider (ICP) offering a full array of long distance (1+, toll free and dial-around), local lines, travel cards, cellular long distance, data services, and broadband voice (VoIP) to residential and small businesses in North America over high speed internet access. Yak currently serves approximately 860,000 customers for its traditional telecom services. For more information, visit http://www.yak.com

Forward Looking Statements:

Statements contained in this news release, which are not strictly historical are forward looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available to it as of the date of this news release and assumes no responsibility to update or revise such forward-looking statements.

Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may cause the Company’s actual results to differ materially from such forward-looking statements.

Words such as “projects”, “believe”, “anticipates”, “estimate”, “plans”, “expect”, “intends”, and similar words and expressions are intended to identify forward-looking statements and are based on our current expectations, assumptions, and estimates about us and our industry. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors, risks and uncertainties. These factors, risks and uncertainties include, without limitation, the Company’s success in integrating the operations of its newly-acquired businesses, and associated reduction in costs, the successful implementation of its business plans including growth of existing product offerings, strategic acquisitions and development of broadband telephony products, the successful integration of new management team members, continued and increased demand for its services, the successful deployment of new equipment and realization of material savings there from, competition from larger and/or more experienced telecommunications providers, its ability to continue to develop its markets, general economic conditions, changes in governmental regulation, and other factors that may be more fully described in the Company’s literature and periodic filings with the Securities and Exchange Commission. You are urged to carefully review and consider these disclosures, which describe certain factors that affect our business.

CONTACTS

Yak Communications Inc.	The Anne McBride Company, Inc.

Larry Turel	Kathy Price
Investor Relations	Investor Relations
1-305-933-8322 ext 105	1-212-983-1702, x212
larry@yak.com	kprice@annemcbride.com